UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2026

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

1-06620

(Commission File Number)

Delaware	11-1893410
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor

New York, New York 10019

(Address of principal executive offices) (Zip code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 par value	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

Item 1.01. Entry into a Material Definitive Agreement.

Closing of Joint Venture; Amended and Restated Master Transaction Agreement

On June 9, 2026, Griffon Corporation (“Griffon”) closed the joint venture (“JV”) of its AMES United States and Canada businesses with Venanpri Tools, the global professional and consumer tool provider majority owned by ONCAP Management Partners, L. P. (“ONCAP”), a subsidiary of Onex Corporation. The closing was pursuant to an amended and restated master transaction agreement (“A&R MTA”), as described below.

On February 5, 2026, an affiliate of Griffon and the Venanpri Group, a majority-controlled portfolio company of ONCAP, entered into a Master Transaction Agreement (the “Initial MTA”) to form the JV. On June 7, 2026, Griffon AMES HoldCo LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Griffon (“Griffon HoldCo”) and New Ames Equity Sub LLC, a Delaware limited liability company (“New Ames Equity Sub”, and collectively with Griffon HoldCo, the “Ames Selling Parties”) entered into the A&R MTA with VNPI Global Investments and Services, S.L., a Spanish sociedad limitada (“VNPI Spain”), Bellota Holding AG, a Swiss aktiengesellschaft (collectively with VNPI Spain, “Venanpri”, and Venanpri, together with the Ames Selling Parties, the “Sellers” and each, a “Seller”), Merv HoldCo LLC, a Delaware limited liability company (“Buyer”), Merv MidCo LLC, a Delaware limited liability company (“MidCo”), and Merv FinCo LLC, a Delaware limited liability company (the “Borrower”).

The A&R MTA amended and restated the Initial MTA in its entirety to make a number of ministerial changes, such as adding New Ames Equity Sub as a party to the transaction, and providing for an updated pre-closing reorganization pursuant to which Griffon HoldCo contributed the equity interests of The Ames Companies, LLC (formerly The Ames Companies, Inc., to be referred to as “AMES”) to New Ames Equity Sub, which then sold such equity interests to Buyer at closing. The A&R MTA further updated the transaction steps and consideration mechanics, including a two-day closing structure, which resulted in the consummation of the transaction on June 9, 2026. On such date, Buyer acquired the equity interests in AMES for consideration consisting of $100 million in cash, Tranche A second lien term loans in the aggregate principal amount of $90.0 million (the “Tranche A Loans”), Tranche B second lien term loans in the aggregate principal amount of $71.1 million (the “Tranche B Loans” and, together with the Tranche A Loans, the “Second Lien Loans”), and a 42.78% equity interest in Buyer.

The A&R MTA has been filed as Exhibit 2.1 hereto to provide investors and securities holders with certain information regarding its terms. It is not intended to provide any other factual information about the parties to the A&R MTA. The A&R MTA contains representations and warranties that the parties to the A&R MTA made solely for the benefit of each other. In addition, these representations and warranties (i) were made as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the A&R MTA or as of such other date or dates as may be specified in the A&R MTA. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the A&R MTA, which subsequent information may or may not be fully reflected in Griffon’s public disclosures (and Griffon undertakes no obligation to update its public disclosures with respect thereto). Investors and securities holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Second Lien Loan Facilities

On June 9, 2026, in connection with the closing of the JV, Griffon 2L Loan Holdco, LLC (the “Griffon Lender”), a wholly owned subsidiary of Griffon, entered into (i) a Second Lien Tranche A Credit Agreement (the “Tranche A Credit Agreement”), by and among the Borrower, MidCo, the guarantors from time to time party thereto, the Griffon Lender, as lender, and UMB Bank, N.A., as administrative agent, and (ii) a Second Lien Tranche B Credit Agreement (the “Tranche B Credit Agreement” and, together with the Tranche A Credit Agreement, the “Second Lien Credit Agreements”), by and among the Borrower, MidCo, the guarantors from time to time party thereto, the Griffon Lender, as lender, and UMB Bank, N.A., as administrative agent. The Griffon Lender is the lender under each of the Second Lien Credit Agreements.

The Tranche A Credit Agreement provides for the incurrence by the Borrower of the Tranche A Loans, and the Tranche B Credit Agreement provides for the incurrence by the Borrower of the Tranche B Loans. As noted above, the Second Lien Loans constituted a portion of the purchase price payable by the Borrower in connection with its acquisition of the AMES equity interests pursuant to the A&R MTA and, accordingly, were deemed made on the closing date by way of cashless settlement.

The Second Lien Loans bear interest at a rate of 10.0% per annum. Interest on the Second Lien Loans accrues on a payment-in-kind basis and is capitalized and added to the outstanding principal balance of the applicable Second Lien Loans on the last day of each interest period. Amounts repaid or prepaid in respect of the Second Lien Loans may not be reborrowed. The Second Lien Loans are not subject to scheduled amortization, and the entire outstanding principal balance of the Second Lien Loans, together with accrued and unpaid interest, including capitalized payment-in-kind interest, is due and payable on the applicable maturity date, which is December 9, 2029 (six months after the maturity date under the Borrower’s first lien credit agreement).

The obligations of the Borrower under the Second Lien Credit Agreements are guaranteed by certain of the Borrower’s subsidiaries and on a limited-recourse basis by MidCo. The Borrower’s obligations are secured by second-priority liens on substantially all of the assets of the Borrower and the guarantors that secure the Borrower’s first lien credit facilities. The Second Lien Credit Agreements also require the delivery of certain security documents, including a deposit account control agreement with respect to a bank account (the “JV Real Property Bank Account”) that was established to receive the proceeds from the sale or other disposition of certain identified real property held by the JV (the “JV Real Property”) and related assets.

The Tranche A Loans and the Tranche B Loans have substantially similar economic terms, including the same 10.0% payment-in-kind interest rate, maturity structure, absence of scheduled amortization, affirmative and negative covenants, events of default and financial maintenance covenants. The principal differences between the two tranches are the principal amount of each tranche, the applicable intercreditor and subordination arrangements, and the priority right to payment with respect to proceeds of the JV Real Property and related assets. The Tranche A Loans are subject to the terms of an intercreditor agreement, and the Tranche B Loans are subject to the terms of a subordination agreement. In addition, as between the Tranche A Loans and the Tranche B Loans, proceeds of the JV Real Property and related assets are required to be applied first to the repayment of the Tranche B Loans and then, after the Tranche B Loans have been repaid in full, to the repayment of the Tranche A Loans.

The Second Lien Credit Agreements contain customary affirmative and negative covenants and events of default. The financial covenants include a maximum total funded debt to adjusted EBITDA ratio (initially 4.90:1.00, stepping down to 4.60:1.00 for fiscal quarters ending December 31, 2027 through September 30, 2028, and to 4.30:1.00 thereafter); a maximum senior funded debt to adjusted EBITDA ratio (initially 3.10:1.00, stepping down to 2.80:1.00 for fiscal quarters ending December 31, 2027 through September 30, 2028, and to 2.50:1.00 thereafter); and a minimum fixed charge coverage of 1.00:1.00.

The JV Real Property consists of certain real property and related assets located in Ocala, Florida; Saint-Francois-de-la-Riviere-du-Sud, Québec; Harrisburg, Pennsylvania; Champion, Pennsylvania; Wallingford, Vermont; and Pine Valley, New York. Under the Second Lien Credit Agreements and the related intercreditor arrangements, net cash proceeds arising from any sale, disposition, sale-leaseback, event of loss or other realization with respect to the JV Real Property are required to be deposited into the JV Real Property Bank Account and applied in accordance with a specified priority “waterfall”. Such proceeds are required to be applied first to repay the Tranche B Loans, until paid in full, and then to repay the Tranche A Loans. The first lien secured parties have no security interest in, or priority with respect to, the JV Real Property (or any proceeds therefrom), or the JV Real Property Bank Account.

The description of certain terms of the Second Lien Credit Agreements set forth herein does not purport to be complete and is qualified in its entirety by the full text of such agreements, which are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Australia Share Sale Agreement

On June 8, 2026, Griffon HoldCo entered into a Share Sale Agreement (the “SSA”) with HupCo ParentCo Pty Ltd to sell Griffon’s AMES Australasia business to a joint venture it is forming with an investment group led by the management of AMES Australasia with support from Australian financial investors. Under the terms of the SSA, Griffon HoldCo will receive $185 million in cash at closing and $50 million in a subordinated note in the joint venture.

Griffon HoldCo will hold a 49% indirect equity interest in the joint venture following the consummation of the transactions contemplated by the SSA. The remaining 51% ownership of the joint venture will be held by an investment group led and controlled by Simon Hupfeld, who upon closing will become the Executive Chairman of the business.

The SSA has been filed as Exhibit 2.2 hereto to provide investors and securities holders with certain information regarding its terms. It is not intended to provide any other factual information about the parties to the SSA. The SSA contains representations and warranties that the parties to the SSA made solely for the benefit of each other. These representations and warranties (i) were made as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the SSA or as of such other date or dates as may be specified in the SSA. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the SSA, which subsequent information may or may not be fully reflected in Griffon’s public disclosures (and Griffon undertakes no obligation to update its public disclosures with respect thereto). Investors and securities holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2026, Griffon issued a press release announcing the closing of the transactions contemplated by the A&R MTA. A copy of Griffon’s press release is attached hereto as Exhibit 99.3.

On June 10, 2026, Griffon and ONCAP issued a joint press release announcing the closing of the transactions contemplated by the A&R MTA. A copy of the joint press release is attached hereto as Exhibit 99.4.

On June 8, 2026, Griffon issued a press release announcing it has entered into the SSA to form a joint venture for its AMES Australasia business. A copy of Griffon’s press release is attached hereto as Exhibit 99.5.

The information in Exhibits 99.3, 99.4 and 99.5 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amended and Restated Master Transaction Agreement, dated as of June 7, 2026, among Griffon AMES HoldCo LLC, VNPI Global Investments and Services, S.L., Bellota Holding AG, Merv HoldCo LLC, Merv MidCo LLC, Merv FinCo LLC, and New Ames Equity Sub LLC.

2.2	Share Sale Agreement, dated as of June 8, 2026, by and between Griffon AMES HoldCo LLC and HupCo ParentCo Pty Ltd ACN 698 725 816.

99.1	Second Lien Tranche A Credit Agreement, dated as of June 9, 2026, by and among Merv FinCo LLC, as borrower, Merv MidCo LLC, as holdings, the direct and indirect subsidiaries of Merv Finco LLC from time to time party thereto, as guarantors, the financial institutions from time to time party thereto, as lenders, and UMB Bank, N.A., as administrative agent.

99.2	Second Lien Tranche B Credit Agreement, dated as of June 9, 2026, by and among Merv FinCo LLC, as borrower, Merv MidCo LLC, as holdings, the direct and indirect subsidiaries of Merv Finco LLC from time to time party thereto, as guarantors, the financial institutions from time to time party thereto, as lenders, and UMB Bank, N.A., as administrative agent.

99.3	Griffon Press Release Announcing Closing of Joint Venture with ONCAP to Combine AMES North America and Venanpri Tools, dated June 10, 2026

99.4	Joint Press Release Announcing the Launch of Veritage Brands, dated June 10, 2026

99.5	Griffon Press Release Announcing the Joint Venture for AMES Australasia, dated June 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 11, 2026

GRIFFON CORPORATION
By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Executive Vice President